UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐ Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

POWERLAW CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY

Powerlaw Corp.

631 Folsom Street, Ste A & B

San Francisco, California 94107

(707) 653-6892

[     ], 2025

Dear Stockholder:

You are cordially invited to participate in a Special Meeting of Stockholders (the “Meeting”) of Powerlaw Corp. (the “Company”), a closed-end management investment company organized as a Maryland corporation to be held on [●], 2025 at [●] [a.m./p.m.], Eastern Time. The Meeting will be held virtually via the Internet at [insert virtual meeting URL].

The Notice of Special Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the Meeting. At the Meeting, you will be asked to approve an amendment to the Company’s Charter to effect a reverse stock split of the Company’s issued and outstanding common stock (the “Common Stock”) at a ratio within a range of one-for-twelve (1-for-12) to one-for-fifteen (1-for-15), with the exact ratio to be determined by the Board of Directors (the “Board”) in its sole discretion (the “Reverse Stock Split”).

The primary purpose of the Reverse Stock Split is to increase the per-share price of the Company’s Common Stock so that the Company can meet the Nasdaq Global Market’s minimum bid price requirement for initial listing in connection with the Company’s planned direct listing of its Common Stock. If approved by stockholders, the Reverse Stock Split will be implemented prior to the Company’s direct listing on the Nasdaq Global Market.

If stockholders approve the Reverse Stock Split, the Board will have the discretion to select the final Reverse Stock Split ratio within the approved range based on factors including overall market conditions and existing and expected listing requirements. The Board also retains the right to abandon the Reverse Stock Split if it determines that effecting the split is no longer in the best interests of the Company and its stockholders.

Details of the business to be conducted at the Meeting are set forth in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. I, along with other members of the Company’s management, will be available to respond to stockholders’ questions at the Meeting. The Board unanimously recommends that you vote FOR the proposal to approve the Reverse Stock Split.

It is important that your shares be represented at the Meeting, your vote is important regardless of the number of shares that you own. If you are unable to participate in the Meeting during the scheduled time, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided.

We look forward to your participation in the Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely Yours,
/s/ Michael Dinsdale
Michael Dinsdale
Chief Executive Officer and President

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on [ ], 2025.

PRELIMINARY COPY

Powerlaw Corp.

631 Folsom Street, Ste A & B

San Francisco, California 94107

(707) 653-6892

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be Held on
[●], 2025 at [●] [a.m./p.m.], Eastern Time

To the Stockholders of Powerlaw Corp.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of Powerlaw Corp., a Maryland corporation (the “Company”), will be held on [●], 2025, at [●] [a.m./p.m.], Eastern Time. The Meeting will be held solely on the Internet by virtual means at [insert virtual meeting URL].

The Special Meeting is being held for the following purpose:

1.	To approve an amendment to the Company’s Charter to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio within a range of one-for-twelve (1-for-12) to one-for-fifteen (1-for-15), with the exact ratio to be determined by the Board of Directors (the “Board”) in its sole discretion, and to authorize the Board to effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

Stockholders also will transact any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

The Board has fixed the close of business on [●], 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the Special Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

Your vote is important. Whether or not you plan to attend the Special Meeting virtually, please vote as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you attend the Special Meeting virtually, you may vote during the Meeting even if you have previously submitted a proxy.

By Order of the Board of Directors,
/s/ Angela Stanley
Angela Stanley
Secretary

PRELIMINARY COPY

Powerlaw Corp.

631 Folsom Street, Ste A & B

San Francisco, California 94107

(707) 653-6892

PROXY STATEMENT
Special Meeting of Stockholders
[●], 2025

This proxy statement (this “Proxy Statement”) is being furnished to stockholders of Powerlaw Corp., a Maryland corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at a special meeting of stockholders (the “Meeting”) to be held virtually on [●], 2025, at [●] [a.m./p.m.], Eastern Time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about [●], 2025.

We encourage you to vote your shares, either by voting virtually at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card and the Company receives your vote in time for voting at the Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on your signed proxy card, the shares covered by the proxy card will be voted FOR the approval of the Reverse Stock Split in accordance with the recommendation of the Board.

Purpose of Meeting

At the Meeting, you will be asked to approve an amendment to the Company’s Charter to effect a reverse stock split of the Company’s issued and outstanding common stock (the “Common Stock”) at a ratio within a range of one-for-twelve (1-for-12) to one-for-fifteen (1-for-15), with the exact ratio to be determined by the Board in its sole discretion (the “Reverse Stock Split”). The primary purpose of the Reverse Stock Split is to increase the per-share price of the Company’s Common Stock so that the Company can meet the Nasdaq Global Market’s minimum bid price requirement for initial listing in connection with the Company’s planned direct listing of its Common Stock.

The Reverse Stock Split is described in detail in this Proxy Statement under the heading “Proposal 1—Approval of Reverse Stock Split.”

The Board unanimously recommends that you vote FOR the approval of the Reverse Stock Split.

Record Date and Voting Securities

The Board has fixed the close of business on [●], 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were [●] shares of Common Stock outstanding and entitled to vote at the Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter properly brought before the Meeting.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. In accordance with the Company’s Bylaws, the presence at the Meeting, in person or by proxy, of the holders of one-third of the Company’s outstanding shares entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Meeting. In the event that a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve the Reverse Stock Split are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy.

If a quorum is not present at the Meeting, the stockholders who are represented may adjourn the Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

PRELIMINARY COPY

Voting

You may vote at the Meeting by mailing or emailing the enclosed proxy card to Powerlaw Corp. at 631 Folsom Street, Ste A & B, San Francisco, California 94107 or to [ @], attn: [ ], or casting your vote at the Meeting. When voting by proxy and mailing your proxy card, you are required to:

●	indicate your instructions on the proxy card;

●	date and sign the proxy card;

●	mail the proxy card promptly in the envelope provided; and

●	allow sufficient time for the proxy card to be received on or before 11:59 p.m., Eastern Time, on [●], 2025.

If you hold shares through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares through a broker, bank or other nominee and you want to participate in the Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Meeting. If a beneficial owner does not provide voting instructions to its broker, the broker may vote on the Reverse Stock Split proposal without instructions because it is considered a “routine” matter under applicable rules. Accordingly, the Company does not expect any broker non-votes with respect to this proposal.

You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different account holders). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you must provide voting instructions as to all your accounts to vote all your shares.

Revocability of Proxies

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying Powerlaw Corp. in writing, by submitting a properly executed, later-dated proxy, or by attending the Meeting and voting your shares at the Meeting. Please send your notification to Powerlaw Corp. at 631 Folsom Street, Ste A & B, San Francisco, California 94107 or to [ @], attn: [ ]. Any stockholder of record participating in the Meeting may vote at the Meeting, whether or not he or she previously voted his or her shares via proxy.

Rights of Appraisal

Stockholders have no appraisal or dissenters’ rights in connection with the proposal described herein.

Vote Required

Approval of the Reverse Stock Split requires the affirmative vote of a majority of the votes cast at the Meeting. Abstentions will be counted as present for quorum purposes but will not be counted as votes cast and will have no effect on the outcome of the vote. The Reverse Stock Split is considered a “routine” matter under applicable rules, and brokers may vote uninstructed shares in their discretion. The Company does not expect any broker non-votes with respect to this proposal.

If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR the approval of the Reverse Stock Split.

Proxies for the Special Meeting

The named proxies for the Meeting are [Michael Dinsdale and Peter Smith](or their duly authorized designees), who will follow submitted proxy voting instructions. They will vote as the Board recommends herein as to any submitted proxies that do not direct how to vote on any item and will vote on any other matters properly presented at the Meeting in their judgment.

PRELIMINARY COPY

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, which is estimated to be approximately $[●]. The Company will prepare and distribute proxy materials and solicit stockholders.

Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), the Company furnishes proxy materials by email to those stockholders who have elected to receive their proxy materials electronically. While the Company encourages stockholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of meetings of stockholders and the cost associated with the physical printing and mailing of materials, stockholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of shares held by a broker or custodian, may request a printed set of proxy materials. The enclosed proxy card contains instructions on how you can elect to receive a printed copy of this Proxy Statement.

Copies of the Company’s first annual report for the period ended September 30, 2025, when available, will be accessible at [ ] or without charge, upon request, by contacting us at Powerlaw Corp., 631 Folsom Street, Ste A & B, San Francisco, California 94107 or by telephone at (707) 653-6892.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following table sets forth the beneficial ownership as indicated in the Company’s books and records of each current Director, the Company’s officers, the officers and Directors as a group, and each person known to us to beneficially own 5% or more of the outstanding shares of our Common Stock.

The table shows such ownership as of [          ], 2025.

Name and Address	Shares owned	Percentage(1)
5% Owners
Akkadian PowerLaw10 Series, a series of Corient Private Access Series LLC 600 Superior Ave. East, Suite 1510 Cleveland, OH 44114 USA	[ ]	[ ]	%
Interested Directors
Michael Dinsdale	[ ]	[ ]	%
Benjamin Black	[ ]	[ ]	%
Independent Directors
Nicholas Earl	[ ]	[ ]	%
Lars Leckie	[ ]	[ ]	%
Vivian Chow	[ ]	[ ]	%
Officers
Peter Smith	[ ]	[ ]	%
Angela Stanley	[ ]	[ ]	%
All officers and Directors as a group (7 persons)	[ ]	[ ]	%

1.	Percentage based on [ ] shares issued and outstanding as of [ ], 2025.
2.	The address for each of the Directors and officers is c/o Powerlaw Corp., 631 Folsom Street, Ste A & B, San Francisco, California, 94107-3850.

PRELIMINARY COPY

PROPOSAL 1: APPROVAL OF REVERSE STOCK SPLIT

Background and Description of the Proposal

Our Board has approved an amendment to our Charter to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares. If approved by our stockholders, this proposal would permit (but not require) the Board to effect the Reverse Stock Split within one (1) year of stockholder approval, at a ratio within a range of one-for-twelve (1-for-12) to one-for-fifteen (1-for-15), with the specific ratio to be determined by the Board in its sole discretion without further stockholder approval. The Board retains the discretion to abandon the amendment and not implement the Reverse Stock Split at any time.

We believe that enabling the Board to fix the specific ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.

In determining the specific ratio within the approved range, the Board will evaluate various factors including overall market conditions and existing and expected listing requirements. The Board will select the ratio that it believes will best achieve the goal of meeting Nasdaq Global Market’s initial listing requirements while minimizing potential adverse effects on stockholders.

The Reverse Stock Split would become effective upon the filing of the amendment to our Charter with the Maryland State Department of Assessments and Taxation, or at the later time set forth in the amendment. The exact timing will be determined by the Board based on its evaluation as to when such action will be most advantageous to the Company and our stockholders.

Any amendment to our Charter to effect the Reverse Stock Split will include the specific Reverse Stock Split ratio fixed by the Board within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Board’s primarily reason for approving and recommending that stockholders approve the Reverse Stock Split is to increase the per-share price of the Company’s Common Stock so that the Company can meet the initial listing requirements of the Nasdaq Global Market in order to effectuate the Company’s planned direct listing. Based on the current price of our Common Stock, we believe that effecting the Reverse Stock Split within the stated range will enable us to meet the applicable listing requirement.

In evaluating whether to approve and recommend that stockholders approve the Reverse Stock Split, the Board considered that without effectuating the Reverse Stock Split, the Company would not meet the minimum listing requirements for a direct listing on the Nasdaq Global Market. The Board also considered that there is no current public trading market for the Company’s shares, so the risk of stock price fluctuation as a result of the Reverse Stock Split is limited. The Board also weighed the costs of effectuating a Reverse Stock Split, but it ultimately concluded that the Reverse Stock Split would be in the best interest of stockholders, as it would enable the listing of the Common Stock.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the Board determines that the Company should effect it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares just described).

PRELIMINARY COPY

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

1.	Under our Charter, the Company currently is authorized to issue 950,000,000 shares of Common Stock. The Company currently has approximately [●] million shares of Common Stock outstanding. The Reverse Stock Split will have no effect on the number of shares of Common Stock that we are authorized to issue under our Charter. By reducing the number of shares of Common Stock outstanding without reducing the number of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The amount of this increase will vary depending on which final Reverse Stock Split ratio is selected by the Board immediately prior to the implementation of the Reverse Stock Split.

2.	The Reverse Stock Split itself will not have any dilutive effect on our stockholders; each stockholder’s percentage ownership immediately after the Reverse Stock Split will be the same as immediately before (except for minor adjustments due to rounding of fractional shares). However, by reducing the number of shares of Common Stock outstanding without reducing the number of shares authorized for issuance under our Charter, the Reverse Stock Split will increase the number of authorized but unissued shares available for future issuance. Any future issuance of these additional authorized shares could have a dilutive effect on existing stockholders at that time. The Board believes the increase in the number of authorized but unissued shares is appropriate for use to fund the future operations of the Company.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Accounting Matters

The proposed amendment to our Charter will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this Proxy Statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our Common Stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

PRELIMINARY COPY

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our Common Stock for a lesser number of Common Stock, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of Common Stock received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our Common Stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for our Common Stock received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

Approval of the Reverse Stock Split requires the affirmative vote of a majority of the votes cast at the Meeting. Abstentions will be counted as present for quorum purposes but will not be counted as votes cast and will have no effect on the outcome of the vote. The Reverse Stock Split is considered a “routine” matter under applicable rules, and brokers may vote uninstructed shares in their discretion. The Company does not expect any broker non-votes with respect to this proposal.

Proxies solicited by our Board will be voted for approval of this Proposal 1 unless otherwise specified.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PRELIMINARY COPY

GENERAL INFORMATION

The Company is closed-end management investment company with principal offices located at 631 Folsom Street, Ste A & B, San Francisco, California 94107. The investment adviser for the Company is Akkadian CEF Manager LLC, a Delaware limited liability company with principal offices located at 631 Folsom Street, Ste A & B, San Francisco, California 94107. The administrator for the Company is [Paralel Technologies LLC, with principal offices located at 1700 Broadway, Suite 1850, Denver, Colorado 80290].

OTHER BUSINESS

Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the Notice of Special Meeting. Accordingly, other than procedural matters relating to the proposals, no other business may properly come before the Meeting. Should any procedural matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such procedural matters.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by us no later than the date that is a reasonable time before the Company begins to print and send the proxy materials for such annual meeting. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. All proposals should be addressed to Powerlaw Corp., 631 Folsom Street, Ste A & B, San Francisco, California 94107.

Stockholder proposals or director nominations to be presented at the 2026 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules.

Our bylaws require that the proposal or recommendation for director nominations must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the 150th day prior to the one year anniversary of the date of the Company’s proxy statement for the preceding year’s annual meeting, and not later than 5:00 P.M. Eastern Time on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. If the date of the annual meeting has changed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting (or if an annual meeting has not previously been held), stockholder proposals or director nominations must be so received not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 P.M. Eastern Time on the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

We have not yet determined the date of our 2026 annual meeting of stockholders. Prior to such annual meeting, we will announce the date of the annual meeting any dates specified above to the extent required by Rule 14a-5 of the Exchange Act.

PRELIMINARY COPY

PROXY CARD	POWERLAW CORP.	PROXY CARD

631 Folsom Street, Suite A & B

San Francisco, California 94107

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OR DIRECTORS

[Date]

STOCKHOLDER INFORMATION

Name of Stockholder(s): ________________________________________________________________

Address: _____________________________________________________________________________

Number of Shares Held: _______________________

The undersigned stockholder(s) of Powerlaw Corp., a Maryland corporation (the “Company”), hereby appoints Michael Dinsdale and Peter Smith, and each of them individually, with full power of substitution, as proxies to represent and vote all shares of common stock, par value $0.001 per share, that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually on [●], 2025, at [●] [a.m./p.m.], Eastern Time, at [insert virtual meeting URL], and at any adjournments or postponements thereof, on the following matter:

(1)	To approve an amendment to the Company’s Charter to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio within a range of one-for-twelve (1-for-12) to one-for-fifteen (1-for-15), with the exact ratio to be determined by the Board of Directors (the “Board”) in its sole discretion, and to authorize the Board to effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

☐ For	☐ Against	☐ Abstain

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposal 1 in accordance with the recommendation of the Board. The proxies are authorized to vote in their discretion on any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof. Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated [●], 2025 is hereby acknowledged.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD.

Please sign your name exactly as it appears on your stock records. If shares are held jointly, each stockholder must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If held by a corporation, please sign in full corporate name by an authorized officer. If held by a partnership, please sign in the partnership’s name by an authorized person.

Dated December ____, 2025

Signature
Printed Name
Signature, if held jointly, or office or title held
Printed Name